Exhibit 10.4

SECONDARY SUPPLEMENTAL AGREEMENT

THIS SECOND SUPPLEMENTAL AGREEMENT is made at Mumbai this 30th June 2020

BETWEEN

LYTUS TECHNOLOGIES PRIVATE LIMITED, a company incorporated in India under the provisions of the Indian Companies Act, 2013, having its registered office at A-21, 1st Floor, Ghanshyam Industrial Estate, Off Veera Desai Road, Andheri West, Mumbai - 400053 hereinafter referred to as “Lytus” or “Buyer” (which expression shall unless repugnant to the context or meaning thereof be deemed to mean and include its, executors and administrators, and assigns);

AND

REACHNET CABLE SERVICES PRIVATE LIMITED, a company incorporated in India under the provisions of the Indian Companies Act, 2013, having its registered office at Crescent Towers, 1st Floor, 229, A.J.C Bose Road, Kolkatta 700 020 hereinafter referred to as “Reachnet” or “Seller” (which expression shall unless repugnant to the context or meaning thereof be deemed to mean and include its, executors and administrators, and assigns).

WHEREAS

The parties hereto have already entered into agreements, namely, Agreement to Acquire Customer Lists dated 20 June 2019 and supplemental Agreement dated 6 December 2019, in respect of acquisition of subscriber base and its corresponding revenue from 1 April 2019. However, the same was subject to pre-conditions to be satisfied prior to 31 March 2020.

On 26 March 2020, the parties hereto have come to an understanding to waive the pre-conditions. This waiver is integral and operative part of this agreement as if the same is assumed and incorporated therein in verbatim as and from 26 March 2020.

The payment schedule for payment of INR 375 crores in the above agreements was payable in tranches: first 60% payable by 31 July 2020, second 20% payable by 30 June 2021 and the remaining 20% payable by 30 June 2022.

On account of the COVID pandemic situation prevalent in the country, the parties have agreed to modify the payment terms mentioned in the above agreement dated 20 June 2019, real with the subsequent agreements and pre-condition waver, which they wish to record as under.

NOW THIS SUPPLEMENTAL AGREEMENT WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

1.	The recitals contained above form an integral and operative part of this agreement as if the same are incorporate herein in verbatim.

2.	On account of the COVID 19 pandemic crisis, and with the lockdown currently being extended in the State of Maharashtra, and more particularly, in Mumbai, the Seller and the Buyer hereby agree to extend the payment deadlines for the payment of INR 375 crores under the contract as under:

a	First 25% of the total amount would be payable on 31 July 2020, or at a mutually agreeable date upon the ending of the COVID 19 lockdown restrictions.

b.	Second 25% of the total amount would be payable at a mutually agreeable date, but no later than 31 March 2021.

c.	Third 25% of the total amount would be payable at a mutually agreeable date, but no later than 31 March 2022.

d.	Remaining 25% of the total amount would be payable at a mutually agreeable date, but no later than 31 March 2023.

Apart from the above modification of the payment terms, all the other terms and conditions of the above-mentioned agreements shall be valid and subsisting.

IN WITNESS WHEREOF the Parties hereto have hereunto subscribed their respective hands at Mumbai, on the day and year first mentioned hereinabove.

SIGNED & DELIVERED by the within	)
named Lytus Technologies	)

Pvt. Ltd by its Director Mr. Nimish Pandya	)
Pursuant to a Board Resolution dated	)
30th June 2020

SIGNED & DELIVERED by the within named Reachnet Cable Services Private Limited by its Director Mr. Aravindan Nair pursuant to Board Resolution dated 30th June 2020	) ) ) ) )

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